EXHIBIT 1

The table below specifies the date of the transaction, number of shares, weighted-average price per share and range of price per share of the Common Stock of Republic Services, Inc. purchased by Cascade Investment, L.L.C. during the period from August 20, 2026 through September 8, 2026. All transactions were effected in the open market through brokers. The reporting person making such transactions undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in the table below.

			Range of Price per Share ($)
Date of Transaction	Number of Shares	Weighted Average Price per Share ($)	Low	High
August 20, 2026	127,199	219.9220	219.3500	220.3450
August 20, 2026	78,026	220.7431	220.3500	221.3200
August 20, 2026	3,700	221.7750	221.3500	222.1500
August 21, 2026	9,038	219.5873	218.8600	219.8550
August 21, 2026	181,392	220.3770	219.8600	220.8500
August 21, 2026	931	220.9103	220.8650	221.0000
August 24, 2026	42,112	222.4500	221.5500	222.5400
August 24, 2026	217,350	222.8427	222.5500	223.5450
August 24, 2026	42,177	223.7280	223.5500	224.1900
August 25, 2026	101,653	221.1248	220.5800	221.5750
August 25, 2026	128,729	222.0374	221.5800	222.5700
August 25, 2026	23,321	223.0445	222.5800	223.5750
August 25, 2026	15,774	223.7365	223.5800	223.9800
August 26, 2026	12,334	220.8399	220.0000	220.9850
August 26, 2026	211,098	221.4312	221.0000	221.9950
August 26, 2026	52,068	222.1843	222.0000	222.5700
August 27, 2026	235,978	219.4076	218.8900	219.8850
August 27, 2026	47,555	220.0476	219.8900	220.6450
August 27, 2026	1,067	221.0568	220.9200	221.3800
August 28, 2026	58,533	220.2897	219.5350	220.5300
August 28, 2026	124,008	220.7727	220.5400	221.4750
August 28, 2026	68,859	222.1215	221.6950	222.4500
August 31, 2026	155,944	221.3229	220.9200	221.9150
August 31, 2026	102,195	222.3008	221.9200	222.9150
August 31, 2026	41,687	223.2956	222.9250	223.8800
August 31, 2026	1,174	224.0173	223.9500	224.0700
September 1, 2026	21,239	221.3543	220.6550	221.6500
September 1, 2026	69,586	222.2206	221.6550	222.6500
September 1, 2026	105,105	223.1488	222.6550	223.6500
September 1, 2026	8,870	223.8275	223.6550	224.4250
September 2, 2026	24,667	221.1851	220.7000	221.6900
September 2, 2026	63,286	222.4618	221.7100	222.6950
September 2, 2026	97,068	223.3525	222.7000	223.6950
September 2, 2026	144,179	223.9274	223.7000	224.2300
September 3, 2026	22,720	222.8052	222.2100	223.2000
September 3, 2026	15,716	223.5824	223.2100	224.1900
September 3, 2026	253,253	224.8997	224.2100	225.2050
September 3, 2026	78,575	225.3513	225.2100	225.7500
September 4, 2026	268,220	222.9235	222.4100	223.4050
September 4, 2026	96,031	223.8109	223.4100	224.4000
September 4, 2026	788	224.4709	224.4100	224.5500
September 8, 2026	141,819	220.7666	220.4000	221.3900
September 8, 2026	249,866	221.8189	221.4000	222.3950
September 8, 2026	17,815	222.5564	222.4000	223.1200